UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023

CONN’S INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd., Suite 800 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

(936) 230-5899

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CONN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 31, 2023, Conn’s, Inc. (the “Company”), as parent and guarantor, Conn Appliances, Inc., Conn Credit I, LP and Conn Credit Corporation, Inc., as borrowers (the “Borrowers”), entered into a delayed draw term loan and security agreement (the “Term Loan Agreement”) with Stephens Investments Holdings LLC (“Stephens Investments”) and Stephens Group, LLC and the other lenders party thereto from time to time (the “Lenders”), and Stephens Investments, as administrative agent. The Term Loan Agreement provides for an aggregate commitment of $50.0 million, of which the total commitment is available to be funded in one or a series of borrowings until February 20, 2026, with the Term Loan Agreement to mature on May 22, 2026.

Outstanding loans under the Term Loan Agreement will bear interest at an aggregate rate per annum equal to the Term SOFR Rate (as defined in the Term Loan Agreement), subject to a 5.00% floor, plus a margin of 10.00%, which shall be payable monthly in arrears in cash except to the extent such payment in cash would result in a default or event of default under any of the Senior Loan Agreements (as defined below), in which case such portion may be paid-in-kind and added to the outstanding principal amount of the term loans. Amounts under the Term Loan Agreement that remain undrawn are subject to a commitment fee payable monthly based on the undrawn portion of the Term Loan Agreement at a rate of 5.00% per annum. The obligations of the Borrowers under the Term Loan Agreement are guaranteed by the Company and certain of the Borrowers’ subsidiaries. The Borrowers are not required to make any amortization or other payments (whether voluntary or mandatory) of principal under the Term Loan Agreement until the maturity date. The Term Loan Agreement is secured by liens (subject, in the case of priority, to the liens under the Fifth Amended and Restated Loan and Security Agreement, dated as of March 29, 2021, among the Company, the Borrowers, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto (as amended to date, the “First-Lien Loan Agreement”); and the second-lien term loan and security agreement, dated as of February 21, 2023, among the Company, the Borrowers and Pathlight Capital LP, as administrative agent and collateral agent (the “Second-Lien Loan Agreement” and, together with the First-Lien Loan Agreement, the “Senior Loan Agreements”)) on substantially all of the assets of the Borrowers and their subsidiaries, other than certain excluded collateral and subject to customary exceptions. The Borrowers may elect to prepay all or any portion of the amounts owed under the Term Loan Agreement, without a premium or penalty, subject to certain conditions, including pro forma compliance with a fixed charge coverage ratio test and reduction of the outstanding principal amount under the Second-Lien Loan Agreement to an amount equal to $40,000,000.

Proceeds from borrowings made under the Term Loan Agreement may be used by the Borrowers for working capital and other lawful corporate purposes.

The Term Loan Agreement contains customary covenants regarding the Borrowers and their subsidiaries that are generally based upon and are comparable to those contained in the Senior Loan Agreements including, without limitation: financial covenants, such as a maximum leverage ratio; and negative covenants, such as limitations on indebtedness, liens, mergers, asset transfers, certain investing activities and other matters customarily restricted in such agreements. Most of these restrictions are subject to certain minimum thresholds and exceptions and, where applicable, cushions to the Senior Loan Agreements. The Term Loan Agreement also contains customary events of default, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency proceedings, cross-acceleration to the Senior Loan Agreements, cross-defaults to the Warrants (as defined below) and certain other agreements (other than the Senior Loan Agreements), and change of control.

Furthermore, in connection with the funding of each delayed draw term loan under the Term Loan Agreement, but subject to the Share Cap (as defined below), the Company will issue to each Lender (or its affiliate or other designee) warrants (“Warrants”) to purchase a number of shares of common stock of the Company equal to 20% of the aggregate principal amount of such delayed draw term loan funded by a such Lender divided by the exercise price. The exercise price for a Warrant issued under the Term Loan Agreement is the lower of (a) the closing price per share of common stock of the Company as of the close of market on the trading day immediately preceding the date of an advance of a delayed draw term loan or (b) the lesser of (x) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) of the common stock of the Company immediately preceding the date of the Term Loan Agreement or (y) the average Nasdaq Official Closing Price of the common stock of the Company (as reflected on Nasdaq.com) for the five trading days immediately preceding the date of the Term Loan Agreement. The Warrants may be exercised on a cashless basis and will be exercisable for a term beginning on the date of issuance and ending on the ten-year anniversary of the issuance date. The number of shares for which each Warrant is exercisable and the associated exercise price are subject to certain customary proportional adjustments for fundamental events, including stock splits and reverse stock splits, as set forth in the Warrants. No Warrants will be issued to any Lender, or any affiliate or other designee of a Lender, if the total number of shares of common stock of the Company issuable upon exercise of a Warrant would cause a such Lender, affiliate or other designee and its respective affiliates and any other person whose beneficial ownership of common stock of the Company would be aggregated with such Lender’s affiliate’s or designee’s for purposes of

Section 13 of the Securities Exchange Act of 1934, as amended, to beneficially own more than 19.99% of the total number of issued and outstanding shares of common stock of the Company. The number of shares of common stock of the Company subject to any and all Warrants will be limited to the extent necessary to ensure that the aggregate number of shares of common stock of the Company subject to Warrants issued under the Term Loan Agreement does not exceed 4,855,159 (the “Share Cap”), which equals 19.99% of the shares of common stock of the Company issued and outstanding as of the date of the Term Loan Agreement.

The Company has agreed to provide certain registration rights with respect to the shares of common stock of the Company issuable upon exercise of the Warrants (the “registrable securities”). Pursuant to the terms of the Warrants, the holders of registrable securities were granted the right to demand a shelf registration statement covering the resale of registrable securities.

The foregoing descriptions of the Term Loan Agreement and the Warrants are a summary of the material terms of the Term Loan Agreement and the Warrants, do not purport to be complete and are qualified in their entirety by reference to the complete text of the Term Loan Agreement and the form of Warrant, copies of which are filed as Exhibit 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Bob L. Martin, a member of the Company’s Board of Directors and Lead Independent Director, is an Operating Partner of The Stephens Group LLC, one of the Lenders under the Term Loan Agreement; and Douglas H. Martin, a member of the Company’s Board of Directors, is a Senior Executive Vice President of Stephens Inc., an affiliate of Stephens Investments Holdings LLC, one of the Lenders under the Term Loan Agreement. Each of Stephens Inc, and its affiliates, and The Stephens Group LLC, and its affiliates, are significant stockholders of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant

The information in Item 1.01 above relating to the Term Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information in Item 1.01 above relating to the Warrants is incorporated by reference into this Item 3.02. The issuance of the Warrants will be made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock (included as Exhibit E in Exhibit 10.1)

10.1*	Delayed Draw Term Loan and Security Agreement, dated as of July 31, 2023, among Conn’s, Inc., as parent and guarantor, Conn Appliances, Inc., Conn Credit I, LP and Conn Credit Corporation, Inc., as borrowers, certain financial institutions, as lenders, and Stephens Investments Holdings LLC, as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Conn’s, Inc.

Date: July 31, 2023	By:	/s/ Mark L. Prior
Senior Vice President, General Counsel & Secretary